UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

GERMAN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-11244 (Commission File Number)	35-1547518 (I.R.S. Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

At its annual reorganization meeting held April 28, 2005, the Board of Directors (the "Board") of German American Bancorp (the "Company"), by the vote of the members of the Board who are not "interested directors" within the meaning of the Marketplace Rules of the NASDAQ Stock Market, Inc., established the rate of annual base salary of the Company's executive officers for their services during 2005, and the balanced scorecards that constitute the Company's management incentive plan for 2005, all as recommended by the Human Resources Committee of the Board (the "HR Committee"). As disclosed in greater detail in the Company's Proxy Statement for its annual meeting of shareholders held April 28, 2005, under the heading "EXECUTIVE COMPENSATION — Committee Report on Executive Compensation," executive officers of the Company for their services in 2004 and in past years been compensated under a program that has consisted of three basic elements: (1) base salary, (2) cash incentive awards, and (3) stock option awards. The background description of the actions of the Board and the HR Committee in connection with the establishment of the compensation of the Company's executive officers for their services during 2004 that is included in the above-described section of the Company's Proxy Statement (as filed with the Securities and Exchange Commission as part of the Company's definitive proxy materials under cover of Schedule 14A on March 29, 2005), including the description of the Company's Executive Management Incentive Plan as established for 2004 (the "Management Incentive Plan") is hereby incorporated by reference.

In addition, the Board at the reorganization meeting established the compensation of directors of the Company for their services during the period commencing at the reorganization meeting and ending at the annual meeting of shareholders to be held in 2006.

This Item 1.01 summarizes the actions taken by the Board with respect to the Management Incentive Plan and director compensation:

Management Incentive Plan

The Board approved the recommendations of the HR Committee concerning the creation of a Management Incentive Plan for 2005 (structured similar to the Management Incentive Plan for 2004) and the establishment of personal 2005 "balanced scorecards" under the Plan for each of the Company's five executive officers, including cash incentive award entitlements and stock option award entitlements.

Cash Incentive Scorecards. The Board (upon the recommendation of the HR Committee) established target cash incentive awards for executive officers as percentages of their current year base salary (which range from 15% to 50% of 2005 base salary, depending upon the executive), with maximum awards (payable only if performance and other criteria are substantially exceeded) of as much as 200% of the target awards. The scorecard of Mark A. Schroeder, President and Chief Executive Officer of the Company (the "CEO"), specifies a target award of 50% of his base salary for 2005; hence, if all targeted corporate and individual performance criteria are deemed to have been exceeded by the requisite amount with respect to the CEO's scorecard during 2005, the CEO could earn a cash incentive award for his services during 2005 equal to 100% of his 2005 base salary.

Cash incentive award entitlements for services during 2005 under the scorecards are based on (a) formula assessments of (i) 2005 corporate performance, and/or (ii) 2005 business unit performance, and (b) formula and/or discretionary assessments of personal or departmental performance during 2005. Corporate performance accounts (depending upon the executive) for between 25% to 75% of the total potential scorecard award; 75% of the CEO's scorecard relates to corporate performance.

For 2005, the three selected corporate performance criteria (and the percentage weighting of each criterion in relation to all three criteria) are return on equity (20% weight), revenue growth (30% weight), and earnings per share (“EPS”) growth (50% weight) (the "Corporate Performance Criteria"). The relative weighting of each element of the Corporate Performance Criteria (that is, return on equity, revenue growth and EPS growth) to the total of all of the Corporate Performance Criteria has historically varied from year to year, but the elements have remained the same in recent years. Consistent with prior years' scorecards, EPS growth, in the case of the scorecards of all executive officers other than the CEO, is based on the prior year's reported EPS, as increased to adjust for the adverse effect on prior years' earnings on account of factors outside of their control; the CEO's scorecard's calculation of the EPS growth criterion is based on year-to-year reported growth without any such adjustment. The criteria relating to business unit performance or departmental performance (if such performance is applicable to a particular executive's scorecard) are geared to performance of the business unit or department that is headed by any particular executive.

Equity Incentive Awards Scorecards. The numbers of shares covered by new stock option grants awarded each year under the Management Incentive Plan have historically been determined by the Stock Option Committee of the Board based upon the dollar values of the equity incentive awards deemed to have been earned pursuant to the prior year's scorecards. For services during 2005, executive officers participating in the Management Incentive Plan may earn the right to be awarded stock options by the Stock Option Committee in 2006, based upon the extent to which the Company has achieved or exceeded the targeted Corporate Performance Criteria (weighted and adjusted as specified for each year by the personal scorecards of such executive officers for that particular year) on an average basis over the three-year period ending December 31, 2005. Like the cash incentive award target values, the dollar values of target equity awards for executive officers are figured as percentages of their current year base salary, which percentages range from 15% to 50% of 2005 base salary, depending upon the executive; the dollar value of the CEO's target equity award is equal to 50% of his 2005 base salary. Equity awards could be as much as 200% of the target equity awards, but only if the applicable Corporate Performance Criteria (as weighed and adjusted for each year) were substantially exceeded on an average basis over the three-year period ending December 31, 2005.

Director Compensation

At the reorganization meeting held April 28, 2005, the Board established the compensation of the Directors of the Company for their services to the Company and its subsidiaries during the period commencing at the reorganization meeting and ending at the annual meeting of shareholders to be held in 2006. Compensation during this period for service to the Company as a director (including the CEO's service to the Company as a director) will include annual retainers paid in cash and stock options (which are earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance) and attendance fees (paid for meetings attended).

In payment of the annual retainers for the upcoming twelve-month term, the Company will on June 1, 2005, (a) award each of its directors, including the CEO, an option to purchase 1,000 Common Shares of the Company exercisable for ten years at an exercise price that is not less than the market value of the stock on the date of grant, and (b) pay each of its directors, including the CEO, a cash payment of $13,500. In addition, Company Directors will be paid $500 for each meeting of the Board that they attend. Those members of the Board who serve on the board of directors of a subsidiary (other than the CEO, who as a salaried employee is ineligible to receive this separate compensation for service to subsidiaries) will receive separate and additional compensation for his or her service in the form of fees of $500 for meetings of the subsidiary board(s) of directors that are actually attended.

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the terms of the Restated Bylaws of the Company, which state that no director may be elected to the Board after reaching the age of 69 years, Robert L. Ruckriegel retired from the Board of Directors of the Company, effective upon the election of directors at the Annual Meeting of shareholders of the Company on April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

German American Bancorp

Date: May 4, 2005	By: /s/ Mark A. Schroeder Mark A. Schroeder President and Chief Executive Officer